UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2008

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

  Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Retirement of Director and New Director Elected to the Board

(b)
On November 8, 2008, James D. Kirsner announced his retirement from the Board of Bank of Marin Bancorp, and its sole wholly-owned subsidiary, Bank of Marin, effective January 1, 2009.  Mr. Kirsner has served as director of Bank of Marin since 2000 and director of Bank of Marin Bancorp since its incorporation in July 2007.  Mr. Kirsner serves as a member of the Audit Committee and is the designated financial expert.

(d)
In a press release dated November 14, 2008, Bank of Marin Bancorp announced that Thomas M. Foster was elected to the Board of Directors of Bank of Marin Bancorp and its sole wholly-owned subsidiary, Bank of Marin, at their combined meeting on November 8, 2008.  It is expected that Mr. Foster will serve on the Audit Committee as a designated financial expert.  Mr. Foster is a financial professional with forty years of experience in public accounting, finance and banking. His background includes holding the position of partner in Arthur Andersen and serving on the board of a San Francisco Bay Area bank.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 14, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008		BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release dated November 14, 2008.	1